Exhibit 99.1

November 1, 2012

ManTech Announces Financial Results for Third Quarter of 2012

•	Revenue: $645.0 million

•	Diluted EPS: $0.66

•	Cash Flow from Operations: $97 million

•	Bookings: $1.2 billion in contract awards for a book-to-bill ratio of 1.9

•	Dividends: $0.21 per share paid in September; $0.21 per share authorized for December

FAIRFAX, Va.–(BUSINESS WIRE)– ManTech International Corporation (NASDAQ:MANT) (www.mantech.com), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the third quarter of 2012, which ended Sept. 30, 2012.

“The third quarter of fiscal year 2012 marked a continuation of strong bookings growth for ManTech,” said ManTech Chairman and Chief Executive Officer George J. Pedersen. “After experiencing industry-wide delays in contract awards and funding for much of the year, we have seen customers move forward with procurements in the priority areas we serve. With bookings of $1.2 billion in the third quarter and $5.5 billion over the last 12 months, we now have record backlog of $7.0 billion. The third quarter was also strong for cash collections. After generating $97 million in operating cash flow, we had a record cash balance of $209 million. These superb results provide us a strong foundation for growth in priority government programs and position us well for the long-term.”

Summary Operating Results

Revenues for the quarter were $645.0 million, up from $638.9 million in the second quarter of fiscal year 2012. Revenues in strategic investment areas, including intelligence, cyber security and healthcare, increased year-over-year. Revenues for the third quarter of 2011 were $734.6 million.

Operating income for the quarter was $42.8 million, compared to $58.5 million in the third quarter of 2011. Operating margin of 6.6 percent reflected greater investment in new market growth areas. Net income for the quarter was $24.4 million, compared to $34.5 million in the third quarter of 2011. Diluted earnings per share for the quarter were $0.66, compared to $0.94 in the third quarter of 2011.

Cash Management and Capital Deployment

Cash flow from operations for the quarter was $97 million or 3.9 times net income. Days sales outstanding (DSO) were 66 days, a seven-day improvement compared to the second quarter of 2012. As of Sept. 30, 2012, ManTech had $209 million in cash and cash equivalents—the highest quarter-ending balance in its history. With $200 million in high-yield debt with no outstanding borrowings on its $500 million revolving-credit facility, the company has the financial capacity to pursue acquisitions, issue dividends, and maintain a strong balance sheet.

During the quarter, the company paid $7.8 million, or $0.21 per share, to its common stockholders of record as of Sept. 7, 2012. The Board of Directors has declared that the company will pay a cash dividend of $0.21 per share on Dec. 21, 2012 to all common stockholders of record as of Dec. 7, 2012 as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech’s Board of Directors.

Contract Awards

ManTech achieved strong business development success across a wide array of customers, including both standard awards and indefinite-delivery/indefinite-quantity (IDIQ) contracts. Contract awards (bookings) totaled $1.2 billion in the third quarter, representing a book-to-bill ratio of 1.9. Nearly one-third of the awards were for new business. Large awards contributing to the quarterly bookings include:

•

Strategic Services Sourcing (S3) Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) Support. ManTech was awarded ten prime S3 task orders totaling $710 million over two years to provide C4ISR engineering, sustainment, logistics, and business operations support services to the U.S. Army Communications-Electronics Command (CECOM). Under these task orders ManTech will support mission critical systems, including the Distributed Common Ground System – Army (DCGS-A), Army Battle Command Systems (ABCS), Base Expeditionary Targeting and Surveillance Systems – Combined (BETSS-C), Guardrail, and Elevated Sensor programs. Three task orders totaling $168 million represent new work for ManTech.

•

Joint Interoperability Test Command (JITC) Support Services. Under an $871 million, five-year, multiple-award IDIQ contract, ManTech will support test and evaluation (T&E) missions at the Defense Information Systems Agency (DISA) JITC. Extending its 20-year legacy of support to JITC, ManTech will provide testing, scientific, engineering, logistic, administrative and ancillary support to DISA T&E missions, including operation and maintenance of test tools, labs, networks, infrastructure and administrative support cells. Based on historical levels of support under predecessor contracts, the company allocated $175 million to bookings and backlog.

•

U.S. Marine Corps Cougar Support. The U.S. Marine Corps Systems Command awarded ManTech a $30 million, 28-month contract to provide maintenance and on-the-job training for the Cougar family of mine resistant ambush protected (MRAP) vehicles. ManTech will conduct initial inspections and perform vehicle repairs, sustainment maintenance, retrofits and modifications to all Cougar vehicles in Afghanistan and provide instruction in all MRAP courses at Camp Lejeune, Camp Johnson, and Red River Army Depot.

•

Armed Forces Health Longitudinal Technology Application-Theater (AHLTA-T) Support. Under a $21 million, three-year contract for the U.S. Army Medical Research Acquisition Activity (USAMRAA), ManTech will provide new development and sustainment support for AHLTA-T to include code optimization, database conversion, capability and new feature additions, mobile computing enhancements and code upgrades. AHLTA-T is a clinical documentation and management system that serves as the military’s electronic health record (EHR) for every soldier, sailor, airman, marine, and beneficiary entitled to DoD health care in theater of operations.

In addition, the company won several multiple-award IDIQ contracts that are not included in bookings, several of which provide significant growth opportunities for ManTech:

•

Software Engineering Center (SEC) Support. Under a $7 billion, five-year contract, ManTech will provide comprehensive software and systems engineering services to the SEC, a component of CECOM. ManTech’s Agile software development processes, CMMI Maturity Level 3 development rating, rapid prototyping capability and cyber and information assurance toolsets will prove essential to assist the SEC in meeting their mission requirements.

•

Enhanced Army Global Logistics Enterprise (EAGLE) Basic Ordering Agreement (BOA). Fluor ManTech Logistics Services, LLC (FMLS), a joint business enterprise of ManTech and Fluor Corporation, was awarded a BOA under the EAGLE program by the U.S. Army Sustainment Command. For the next five years FMLS will compete to prepare forces for deployment, sustainment and redeployment and rebuild readiness for future deployments and contingencies. Services can be provided worldwide to the Department of the Army, coalition partners, joint bases, foreign governments and other Department of Defense agencies.

•

Security Engineering Support Services in the National Capital Region (NCR). Under a $225 million, five-year contract with the Space and Naval Warfare Systems Center Atlantic, ManTech will perform systems engineering, analysis, development, acquisition, integration, installation, software development and maintenance, testing and integrated logistical support for anti-terrorism/force protection systems for high-value Navy and other government activities in the NCR.

During the third quarter, the Government Accountability Office denied the protest of award of the Contractor Logistics Sustainment and Support (CLSS) Services contract to ManTech. The $2.85 billion award was reflected in second quarter bookings but only the initial funding increment of $248 million was recorded in second quarter backlog. With the large volume of third quarter awards and the full amount of CLSS in backlog, the company’s backlog of business at the end of third quarter was a record $7.0 billion, of which $1.6 billion was funded. Compared to the second quarter of fiscal year 2012, total backlog increased 73 percent and funded backlog increased 15 percent.

Forward Guidance

The company is updating its expected financial performance for 2012 based on year-to-date results and a revised forward outlook. The company now expects to achieve revenue, net income and diluted earnings per share as specified in the table below.

Measure	Fiscal 2012 Guidance
Revenue (million)	$2,650
Net Income (million)	$101
Diluted Earnings Per Share	$2.72

ManTech Chief Financial Officer Kevin M. Phillips said, “We are excited about the exceptional awards activity in 2012 and expect to build on this quarter’s momentum and grow headcount and revenue significantly in the fourth quarter. Our business development success in the quarter underscores our ability to offer differentiated, competitive solutions. Profitability from our investments in commercial cyber and healthcare IT, as well as expansions of existing priority programs such as AMBIANCE, is lower than expected but will improve as these businesses execute their new awards. Our strong balance sheet and our positioning in key markets with important customers will allow us to return cash to shareholders and invest in growth regardless of sequestration.”

Conference Call

ManTech executive management will hold a conference call on Nov. 1, 2012, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 877-638-9567 (domestic) or 253-237-1032 (international) and entering passcode 31029991. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com).

A replay of the conference call will be available by telephone approximately two hours after the conclusion of the call through Nov. 7, 2012, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 31029991. In addition, a replay of the webcast will be available on the ManTech website approximately two hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the intelligence community; the Department of Defense, including its health organizations; the departments of State, Homeland Security, Energy and Justice, including the Federal Bureau of Investigation (FBI); the space community; and other U.S. federal government customers. We provide support to critical national security programs for approximately 60 federal agencies through approximately 1,000 current contracts. ManTech’s expertise includes command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) lifecycle support; cyber security; global logistics support; intelligence/counter-intelligence support; information technology (IT) modernization and sustainment; systems engineering; test and evaluation; and health IT. ManTech supports major national missions, such as military readiness, terrorist threat detection, information security and border protection. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate, include, but are not limited to, the following: adverse changes in U.S. government spending levels for programs we support due to budgetary constraints affecting federal government spending, changing mission priorities or other factors; adverse changes in our mix of contract types; failure to retain existing U.S. government contracts, win new contracts or win recompetes; failure to obtain option awards, task orders or funding under contracts; risk of contract renegotiation, performance, modification or termination; competition; failure to maintain strong relationships with other contractors; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; risks associated with complex U.S. government procurement laws and regulations; adverse results of U.S. government audits of our government contracts; risks of financing, such as increases in interest rates and restrictions imposed by our outstanding indebtedness, including the ability to meet financial covenants, and risks related to an inability to obtain new or additional financing; and failure to identify, execute or effectively integrate future acquisitions. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 24, 2012, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	(unaudited)
	September 30,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$208,930	$114,483
Receivables—net	474,844	540,468
Prepaid expenses and other	22,881	33,115

Total Current Assets	706,655	688,066

Property and equipment—net	29,901	47,435
Goodwill	861,934	808,455
Other intangibles—net	172,134	177,764
Employee supplemental savings plan assets	26,184	25,026
Other assets	12,059	13,460

TOTAL ASSETS	$1,808,867	$1,760,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$274,818	$280,277
Accrued salaries and related expenses	80,997	72,467
Billings in excess of revenue earned	15,460	34,956

Total Current Liabilities	371,275	387,700

Long-term debt	200,000	200,000
Accrued retirement	27,555	26,155
Other long-term liabilities	9,340	7,871
Deferred income taxes—non-current	52,602	49,223

TOTAL LIABILITIES	660,772	670,949

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 24,054,755 and 23,882,331 shares issued at September 30, 2012 and December 31, 2011; 23,810,642 and 23,638,218 shares outstanding at September 30, 2012 and December 31, 2011	241	239
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,192,845 and 13,192,845 shares issued and outstanding at September 30, 2012 and December 31, 2011	132	132
Additional paid-in capital	415,864	406,083
Treasury stock, 244,113 and 244,113 shares at cost at September 30, 2012 and December 31, 2011	(9,158)	(9,158)
Retained earnings	743,814	692,272
Accumulated other comprehensive income (loss)	(383)	(311)
Unearned Employee Stock Ownership Plan Shares	(2,415)	0

TOTAL STOCKHOLDERS’ EQUITY	1,148,095	1,089,257

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,808,867	$1,760,206

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
REVENUES	$645,028	$734,607	$1,960,474	$2,188,144
Cost of services	551,493	629,181	1,678,470	1,873,595
General and administrative expenses	50,776	46,918	148,670	141,018

OPERATING INCOME	42,759	58,508	133,334	173,531
Interest expense	(4,110)	(3,857)	(12,267)	(11,806)
Interest income	118	107	257	230
Other income (expense), net	10	(20)	(78)	3,896

INCOME FROM OPERATIONS BEFORE INCOME TAXES	38,777	54,738	121,246	165,851
Provision for income taxes	(14,350)	(20,252)	(46,432)	(63,020)

NET INCOME	$24,427	$34,486	$74,814	$102,831

BASIC EARNINGS PER SHARE:
Class A basic earnings per share	$0.66	$0.94	$2.03	$2.81

Weighted average common shares outstanding	23,760	23,513	23,700	23,360

Class B basic earnings per share	$0.66	$0.94	$2.03	$2.81

Weighted average common shares outstanding	13,193	13,193	13,193	13,246

DILUTED EARNINGS PER SHARE:
Class A diluted earnings per share	$0.66	$0.94	$2.03	$2.80

Weighted average common shares outstanding	23,778	23,607	23,743	23,493

Class B diluted earnings per share	$0.66	$0.94	$2.03	$2.80

Weighted average common shares outstanding	13,193	13,193	13,193	13,246

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	(unaudited)
	Nine months ended
	September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$74,814	$102,831
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	6,295	6,813
Excess tax benefits from the exercise of stock options	(43)	(244)
Deferred income taxes	5,079	(10,245)
Depreciation and amortization	44,768	28,700
Gain on sale of investments	—	(3,745)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	72,360	(9,471)
Prepaid expenses and other	9,181	4,351
Accounts payable and accrued expenses	(13,160)	(2,605)
Accrued salaries and related expenses	6,580	17,079
Billings in excess of revenue earned	(20,027)	44,469
Accrued retirement	1,400	(1,786)
Other	1,016	1,975

Net cash flow from operating activities	188,263	178,122

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses-net of cash acquired	(63,093)	(20,300)
Purchases of property and equipment	(8,393)	(51,372)
Disposition of a business	1,799	—
Investment in capitalized software for internal use	(2,215)	(5,105)
Proceeds from sale of investment	185	3,255

Net cash flow from investing activities	(71,717)	(73,522)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(23,257)	(15,400)
Proceeds from exercise of stock options	1,115	7,665
Excess tax benefits from the exercise of stock options	43	244
Treasury stock acquired	—	(44)

Net cash flow from financing activities	(22,099)	(7,535)

NET CHANGE IN CASH AND CASH EQUIVALENTS	94,447	97,065
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$114,483	84,829

CASH AND CASH EQUIVALENTS, END OF PERIOD	$208,930	$181,894

ManTech International Corporation

Stuart Davis, (703) 218-8269

stuart.davis@mantech.com

ManTech-F